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                                                                     EXHIBIT 4.2

                  SECOND AMENDED AND RESTATED CO-SALE AGREEMENT


        This Second Amended and Restated Co-Sale Agreement is made and entered into as of February 27, 1998, by and among 2Way Media, Inc., a Delaware corporation (the "Company"), the undersigned holders of the Series B and Series C Stock (the "Prior Investors"), David Goldberg and Robert Roback (the "Founding Stockholders"), the undersigned purchasers of the Series D Stock and additional signatories to this Agreement, if any, who purchase Series D Stock pursuant to the Series D Securities Purchase Agreement subsequent to the date hereof (the "New Investors" or collectively with the "Prior Investors," the "Investors").


                                    RECITALS

        A. The Prior Investors and Founding Stockholders entered into the Amended and Restated Co-Sale Agreement and the Securities Purchase Agreement (the "Prior Agreements") as of March 29, 1996.

        B. The Prior Investors and New Investors (sometimes individually referred to as "Investor" and sometimes collectively referred to as the "Investors") intend to purchase from the Company shares of its Series D Stock and certain warrants pursuant to that certain Series D Securities Purchase Agreement (the "Series D Agreement") entered into by and among the Company and the Investors dated of even date herewith.

        C. To induce the Investors to purchase such shares of the Series D Stock and certain warrants from the Company, the parties to the Prior Agreement have agreed to amend and restate the Amended and Restated Co-Sale Agreement to grant the Investors the rights of first refusal and rights of co-sale with respect to Common Stock currently owned by such Stockholders and any other stock of the Company hereafter owned or acquired by such Stockholders, all on the terms and conditions set forth in this Agreement.

        D. The Founding Stockholders own shares of Common Stock of the Company in the amounts set forth on Attachment 1 hereto. The Shares of Common Stock owned by each Founding Stockholder as of the date hereof, and any other Common Stock of the Company (or securities convertible into or exercisable for Common Stock of the Company, with each share of such security treated as representing the number of shares of Common Stock into which such security could be converted or for which such security could be exercised) acquired by a Founding Stockholder during the term of this Agreement, shall be deemed to be "Founder Stock" for all purposes hereunder.

        E. The decision by the Investors to purchase Series D Stock and warrants where applicable was based in part on each Founding Stockholder's agreement to enter into this Agreement.



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        NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree that the Amended and Restated Co-Sale Agreement is hereby amended and restated to read in its entirety as follows:

        1. Exempt Transfers. "Exempt Transfers" shall mean

                (a) Any transfer or series of transfers in any year of up to a total of 10,000 shares of Founder Stock; provided such transfers are approved in writing in advance by Investors holding a majority of the Series A, Series B, Series C and Series D Stock (which for all purposes hereof shall include the Series D Stock issuable upon exercise of the warrants purchased under the Series D Agreement) held by the Investors;

                (b) Any pledge of Founder Stock made pursuant to a bona fide loan transaction that creates a mere security interest; any transfer to a Founding Stockholder's ancestors, descendants or spouse or to trusts for the benefit of such persons or a Founding Stockholder; or any bona fide gift; provided that the pledgee, transferee or donee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement and provided such pledges or transfers are approved in writing in advance by Investors holding two-thirds (2/3) of the Series A, Series B, Series C and Series D Stock held by the Investors. Such transferred stock shall remain "Founder Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Founding Stockholder" for purposes of this Agreement;

                (c) Any sale to the Company, provided such sale is approved in writing in advance by Investors holding two-thirds (2/3) of the Series A, Series B, Series C and Series D Stock held by the Investors; and

                (d) Any sale prior to which (x) the Founding Stockholder held less than 2% of the Company's outstanding Common Stock (treating all securities convertible into Common Stock as if converted) or (y) the Founders collectively held less than 4% of the Company's Common Stock (treating all securities convertible into Common Stock as if converted), provided such sale is approved in writing in advance by Investors holding two-thirds (2/3) of the Series A, Series B, Series C and Series D Stock held by the Investors.

        2. Rights of Co-Sale.

                (a) In the event that any Founding Stockholder proposes to sell or otherwise transfer any Founder Stock to any person or entity, other than by an Exempt Transfer, each Investor shall have a right of co-sale (the "Right of Co-Sale") to sell such Investor's "Pro Rata Share" (as defined below) of the Common Stock referred to in a Co-Sale Notice delivered by such Founding Stockholder as provided below.

                (b) An Investor's "Pro Rata Share" shall be equal to a fraction, the numerator of which is the number of shares of Common Stock held by such Investor and the denominator of which is the total number of shares of Common Stock held by all Investors plus the total number of



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shares of Founder Stock held by the Founding Stockholder. For purposes of making such computation, Common Stock shall be deemed to include shares of Common Stock issuable upon conversion of shares of the Company's Series A, Series B, Series C and Series D Stock (including Series D Stock issuable upon exercise of the warrants issued under the Series D Agreement).

                (c) At least 20 days before the proposed date of a sale or transfer of Founder Stock, each Founding Stockholder desiring to transfer Founder Stock shall give a written notice (the "Co-Sale Notice") simultaneously to each of the Investors in the manner provided in paragraph 7. The Co-Sale Notice shall describe in detail the proposed transfer, including the number of shares of Founder Stock proposed to be transferred, the proposed transfer price or consideration to be paid (which, for consideration the value of which is not readily ascertainable, shall be the fair market value of the Founder Stock to be transferred as most recently determined in good faith by the Board of Directors of the Company), the address of the Founding Stockholder proposing to transfer shares, and the name and address of the proposed transferee (the "Transferee"). Each Investor shall have the right to sell to the Transferee (or, upon the unwillingness of any prospective purchaser to purchase directly from such Investor, to the selling Founding Stockholder) its Pro Rata Share (determined as of the date the Co-Sale Notice is delivered to the Company) of the Common Stock referred to in the Co-Sale Notice on the terms set forth in the Co-Sale Notice.

                (d) An Investor shall exercise its Right of Co-Sale by delivering a notice of exercise of the Right of Co-Sale (the "Election Notice") to the Founding Stockholder proposing to transfer shares within 10 days after the date the Co-Sale Notice has been deemed delivered from the Founding Stockholder to each of the Investors. The Investor shall specify in the Election Notice the number of shares (up to its Pro Rata Share) such Investor desires to sell. The selling Founding Stockholder shall inform each Investor with a Right of Co-Sale of the decision of each other Investor with a Right of Co-Sale promptly upon learning it. The Investors agree to cooperate with each other by advising each other of their intentions under this paragraph 2 as soon as reasonably feasible after receiving the Notice.

                (e) The selling Founding Stockholder shall assign to each Investor which exercises its Right of Co-Sale hereunder as much of his interest in the agreement of sale with the prospective purchaser or purchasers as such Investor shall be entitled to and shall accept hereunder. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from an Investor exercising its Right of Co-Sale hereunder, the selling Founding Stockholder shall not sell to such prospective purchaser or purchasers any Founder Stock unless and until, simultaneously with such sale, the selling Founding Stockholder shall purchase such shares or other securities from such Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Co-Sale Notice.

        3. Transfer of Shares Upon Failure to Exercise Right of Co-Sale. If none of the Investors elects to exercise the Right of Co-Sale with respect to the Shares subject to the Co-Sale Notice, the Founding Stockholder may, not later than 90 days following delivery to the Company



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and each of the Investors of the Co-Sale Notice, conclude a transfer of the
Founder Stock covered by the Co-Sale Notice on terms and conditions not more favorable to the transferor than those described in the Co-Sale Notice. Any proposed transfer on terms and conditions more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed transfer of any of the Founder Stock by the Founding Stockholder, shall again be subject to the Right of Co-Sale.

        4. Termination of Right of Co-Sale. The Right of Co-Sale shall terminate on the first to occur of (i) the closing of the initial firm commitment public offering of the Company's securities pursuant to a registration statement filed under the Securities Act of 1933 and resulting in the conversion of all outstanding Series A, Series B, Series C and Series D Stock into Common Stock pursuant to the Company's Restated Certificate of Incorporation (an "IPO"), as amended or (ii) a merger of the Company with or into any other corporation, a reorganization of the Company or the sale of all or substantially all of the assets of the Company to any other person or entity, in a transaction in which the stockholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent).

        5. Limitations on Public Resales of Shares. For a period commencing on the IPO closing date and extending for two years thereafter, each Founding Stockholder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock of the Company (or securities exchangeable for or convertible into Common Stock) without the prior approval of the board of directors of the Company.

        6. Legends.

                (a) All certificates representing Founder Stock shall be endorsed with the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH A CERTAIN SECOND AMENDED AND RESTATED CO-SALE AGREEMENT AMONG THE HOLDER OF THESE SECURITIES AND OTHER PARTIES NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.

                (b) Each Founding Stockholder agrees that the Company may instruct its transfer agent not to transfer any of the Securities on its books without first ascertaining compliance with all of the applicable provisions of this Agreement with respect to such transfer.

        7. Miscellaneous.

                (a) Entire Agreement: Successors and Assigns. This Agreement constitutes the entire contract between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and



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be binding upon the respective executors, administrators, heirs, successors, and assigns of the parties. Any Investor may assign its rights hereunder to any transferee of such Investor that is a general or limited partner or affiliate of such Investor or a limited partnership or investment fund under common management and control with such Investor or to any other investor who acquires a minimum of 50,000 shares of Series A, Series B, Series C or Series D Stock.

                (b) Waivers and Amendments. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such waiver, amendment, discharge or termination is sought; provided, however, that Investors holding two-thirds (2/3) of the Series A, Series B, Series C and Series D Stock (or Common Stock issued upon conversion thereof) held by the Investors in the aggregate may, with the prior written consent of the Founding Stockholders, waive, modify, or amend on behalf of all Investors any provisions hereof. Notwithstanding the foregoing, no such waiver, modification or amendment shall affect any series of Series A, Series B, Series C or Series D Stock in a manner different than any other series of such stock without the approval of two-thirds (2/3) of the holders of the outstanding voting shares of such series.

                (c) Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given or upon personal delivery, or 72 hours after deposit in the United States mail, by registered or certified mail, addressed to a Founding Stockholder at the Company's address shown below, or to an Investor at such person's address as shown on the records of the Company. Notwithstanding the foregoing, all notices to addresses outside the United States shall be sent by telecopier with confirming personal delivery sent by overnight or two-day courier service.

        Company's Address:             2Way Media, Inc.
                                       1632 Fifth Street, Suite 330
                                       Santa Monica, CA 90401

                (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (f) Nominees. Securities registered in the name of a nominee for an Investor shall, for purposes of this Agreement, be deemed to be owned by such Investor.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       FOUNDING SHAREHOLDERS:


                                       /s/ David Goldberg
                                       -----------------------------------------
                                       David Goldberg


                                       /s/ Robert Roback
                                       -----------------------------------------
                                       Robert Roback


                                       PRIOR INVESTORS:


                                       THE PHOENIX PARTNERS II
                                       LIMITED PARTNERSHIP

                                       By:  the Phoenix Management Partners II,
                                            its General Partner


                                       By: /s/ David B. Johnston
                                          --------------------------------------
                                          David B. Johnston,
                                          General Partner


                                       THE PHOENIX PARTNERS III
                                       LIMITED PARTNERSHIP

                                       By: the Phoenix Management Partners III,
                                           its General Partner


                                       By: /s/ David B. Johnston
                                          --------------------------------------
                                          David B. Johnston,
                                          General Partner

                           COUNTERPART SIGNATURE PAGE
                                     TO THE
                                2WAY MEDIA, INC.
                           SECOND AMENDED AND RESTATED
                                CO-SALE AGREEMENT
                            DATED FEBRUARY ___, 1998



                                       THE PHOENIX PARTNERS IV
                                       LIMITED PARTNERSHIP

                                       By: the Phoenix Management IV, L.L.C.
                                           its General Partner


                                       By: /s/ David B. Johnston
                                          --------------------------------------
                                          David B. Johnston,
                                          Member


                                       INTEL CORPORATION


                                       By: Arvind Sodhani
                                          --------------------------------------

                                       Title: Vice President and Treasurer
                                             -----------------------------------

                                       Signature: /s/ Arvind Sodhani
                                                 -------------------------------


                                       ISLAND TRADING CO, INC.


                                       By: Lawrence Mestel
                                          --------------------------------------

                                       Title: Chief Operating Officer
                                             -----------------------------------

                                       Signature: /s/ Lawrence Mestel
                                                 -------------------------------

                           COUNTERPART SIGNATURE PAGE
                                     TO THE
                                2WAY MEDIA, INC.
                           SECOND AMENDED AND RESTATED
                                CO-SALE AGREEMENT
                            DATED FEBRUARY ___, 1998



                                       SOFTBANK VENTURES INC.


                                       By: Yoshitaka Kitao
                                          --------------------------------------

                                       Title: President and CEO
                                             -----------------------------------

                                       Signature: /s/ Yoshitaka Kitao
                                                 -------------------------------


                                       NEW INVESTORS:


                                       GENERAL ELECTRIC
                                       CAPITAL CORPORATION


                                       By: Russell W. Howard
                                          --------------------------------------

                                       Title: Region Operations Manager
                                             -----------------------------------

                                       Signature: /s/ Russell W. Howard
                                                 -------------------------------


                                       NBC MULTIMEDIA, INC.


                                       By: Edmond Santos
                                          --------------------------------------

                                       Title: V.P.
                                             -----------------------------------

                                       Signature: /s/ Edmond Santos
                                                 -------------------------------